Exhibit 11(b)
(TRANSLATION)
MUFG INSIDER TRADING CONTROL POLICY

1.Purpose
The purpose of the MUFG Insider Trading Control Policy (the “Policy”) is to prevent Insider Trading in MUFG Group by establishing the basic rules for controlling information on non-public facts regarding MUFG Group and Customers that the MUFG Group Staff came to know, and the approach towards securities investments by the Staff.
2.Amendment and Abolishment
Amendment or abolishment of this Policy must be made solely upon the resolution of the Executive Committee.
3.Responsible Division
The Global Compliance Division is in charge of this Policy.
4.Definitions
In this Policy, the following terms shall have the following meanings:
i.Holding Company:
“Holding Company” means Mitsubishi UFJ Financial Group, Inc.
ii.MUFG Group:
“MUFG Group” is a collective term for the Holding Company and Subsidiaries.
iii.Subsidiary:
A “Subsidiary” means a company stated as belonging to another company’s corporate group in the company’s most recent of the statements, annual securities reports, quarterly securities reports, or semiannual securities reports under Article 166, Paragraph (5) of the Financial Instruments and Exchange Act.
iv.Subsidiaries:
“Subsidiaries” means subsidiary companies, subsidiary corporations, and affiliated corporations as prescribed in Article 2 of the Banking Act and Article 4-2 of the Order for Enforcement of the Banking Act.
v.Insider Trading:
“Insider Trading” means:
a.the trading of securities of a company or its affiliates,
b.by the Staff who come to know Material Non-Public Information,
c.which is not acceptable by applicable local laws and regulations.
vi.Staff
a.“Officers” means directors, outside directors, corporate executives, executive officers, audit committee members, and outside audit committee members of MUFG Group.
b.“Staff” means “Officers” set forth in vi. (a), full- and part-time employees and temporary staff of MUFG Group, and all other persons engaged in any of MUFG Group’s operations (including employees accepted on secondment and employees holding concurrent positions).
vii.Material Non-Public Information:
“Material Non-Public Information (MNPI)” means:
a.information relating to a company or its affiliates,

b.which has not yet been published or is not otherwise generally available, and
c.which a reasonable investor would regard as being material to their judgment in holding, selling or purchasing securities of the company or its affiliates, or which may have an impact, either positive or negative, on the price of the securities.
viii.MUFG Companies MNPI:
“MUFG Companies MNPI” means MNPI relating to the Holding Company and Listed Companies which is a Subsidiary of the Holding Company (“MUFG Companies”) that the Staff may come to know in the course of business.
“Listed Companies” means companies that fall under any of the following:
a.“Japanese Listed Companies” means Japanese issuers of listed securities, over-the-counter traded securities or tradable securities (including listed investment corporations), i.e. a “listed company, etc.” defined in Article 163, Paragraph (1) of the Financial Instruments and Exchange Act.
b.“Overseas Listed Companies” means issuers of securities listed on a stock exchange or with over-the-counter registration in any overseas jurisdiction or issuers of securities subject to regulations equivalent to the Insider Trading regulations under the Financial Instruments and Exchange Act in Japan.
Note that information regarding unlisted companies, such as MUFG Bank, Ltd., Mitsubishi UFJ Trust and Banking Corporation, and Mitsubishi UFJ Securities Holdings Co.,Ltd., may fall under MNPI relating to a Subsidiary of the Holding Company, which is a listed company.
ix.Customers MNPI:
“Customers MNPI” means MNPI relating to Customers and its affiliates.
“Customers” means all companies that have any transaction relationship with or are engaged in a negotiation to have a transaction relationship with the Holding Company or its Subsidiaries, such as companies that have executed a bank transaction agreement with MUFG Bank, Ltd. or Mitsubishi UFJ Trust and Banking Corporation (“Group Banks”) or companies that have an account at Group Banks, and companies whose MNPI the Holding Company or its Subsidiaries may come to know through various transaction relationship.
5.Basic Policy
MUFG Group companies shall establish and strengthen the Insider Trading prevention framework in accordance with the following basic policies:
i.Strive to prevent Insider Trading by making its Staff observe the controls set forth in this Policy and the internal rules of the relevant company, as well as the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders related to the regulations of Insider Trading.
ii.Notify the purpose and content of Insider Trading regulations, including the information on the amendment of the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders related to the regulations of Insider Trading, in the company and its Subsidiaries.
6.Control of MNPI
i.MUFG Group companies shall establish rules on control of MNPI and strive for appropriate control of MNPI.
ii.MUFG Group companies shall promptly report to the Corporate Administration Division of the Holding Company if they become responsible for controlling MUFG Companies MNPI.
iii.The Staff holding concurrent positions at separate organizations shall follow the MNPI control rules of the organization that has received such MNPI. In the case where they transfer MNPI to a third party as the Staff of an organization other than the organization that has received such MNPI, it shall also be controlled in accordance with the rules of such other organization.
7.Trading Securities When in Possession of MNPI

i.The Staff who come to know MUFG Companies or Customers MNPI are prohibited from engaging in acts that will be deemed to be substantially a trade in securities of MUFG Companies or such Customers in any account over which they have discretion, unless otherwise permitted by laws and regulations.
ii.The same shall apply to the former Staff that came to know MNPI during their service at MUFG Group companies and have retired or otherwise departed from MUFG Group companies, and one year has not passed from such retirement or departure.
iii.The Staff holding concurrent positions at separate organizations must satisfy the securities trading rules of both organizations that they belong to.
8.Trading Securities When Not in Possession of MNPI
i.In principle, the Staff are not prohibited from trading in securities of MUFG Companies or Customers when not in possession of MUFG Companies or Customers MNPI. However, the Staff shall not engage in the trading of securities where such trading is deemed likely to lead to Insider Trading or is likely to be suspected of Insider Trading by external parties.
ii.The criteria for the determination in the preceding paragraph shall be established by each company.
iii.In addition to the above, the Officers must observe the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders.
9.Matters Not Provided in This Policy
For matters not provided in this Policy, the Staff shall observe the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders, other MUFG Group internal business management rules, and the internal rules of the company that the Staff belong to.

End
Date of Establishment
December 1, 2007
Dates of Amendments
October 1, 2009
December 24, 2010
June 25, 2015
September 13, 2017
July 1, 2018

(TRANSLATION)
INSIDER TRADING CONTROL RULE

1.Purpose
The purpose of the Insider Trading Control Rule (the “Rule”) is to prevent Insider Trading based on the MUFG Insider Trading Control Policy by establishing the basic rules for controlling information on non-public facts regarding MUFG Companies and Customers that the Staff came to know, and the approach towards securities investments by the Staff.
2.Amendment and Abolishment
Amendment or abolishment of this Rule must be made solely upon the resolution of the Executive Committee.
3.Responsible Division
The Global Compliance Division is in charge of this Rule.
4.Definitions
Under this Rule, the following terms shall have the following meanings:
i.Insider Trading:
“Insider Trading” means
a.the trading of securities of a company or its affiliates,
b.by the Staff who come to know Material Non-Public Information,
c.which is not acceptable by applicable local laws and regulations.
ii.Material Non-Public Information:
“Material Non-Public Information (MNPI)” means
a.information relating to a company or its affiliates,
b.which has not yet been published or is not otherwise generally available, and
c.which a reasonable investor would regard as being material to their judgment in holding, selling or purchasing securities of the company or its affiliates, or which may have an impact, either positive or negative, on the price of the securities.
Details shall be set forth separately in the detailed rules.
iii.MUFG Companies MNPI:
“MUFG Companies MNPI” means MNPI relating to MUFG and Listed Companies which is a Subsidiary of MUFG that the Staff may come to know in the course of business. Details shall be set forth separately in the detailed rules.
iv.Customers MNPI:
“Customers MNPI” means MNPI relating to Customers and its affiliates. Details shall be set forth separately in the detailed rules.
5.Basic Policy
i.The Staff shall strive to prevent Insider Trading by observing the controls set forth in the MUFG Insider Trading Control Policy and this Rule, as well as the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders and overseas local regulations and procedures related to the regulations of Insider Trading.

ii.The Global Compliance Division shall notify the purpose and content of Insider Trading regulations, including the information on the amendment of the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders related to the regulations of Insider Trading.
iii.General Managers shall strive to prevent Insider Trading, including through the management of MNPI received by the Staff in their divisions.
6.Principle of Publication
i.In principle, MUFG Companies MNPI shall be publicized as early as possible in accordance with the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders.
ii.Determination of whether to publicize and the timing, contents, and methods of publication shall be made in accordance with the Timely Disclosure Rule.
7.Duty of Confidentiality for Staff Involved in Committees and Projects
The Staff directly involved in committees or projects that may include MNPI in the future shall strictly control relevant information from the start of their involvement and shall not transfer such information to others except where it is necessary for business.
8.Control of MNPI
i.MUFG Companies MNPI shall be controlled by the Corporate Administration Division, and Customers MNPI shall be controlled by the division that received such information.
ii.The method of control of MNPI shall be set forth separately in the detailed rules.
iii.The Staff holding concurrent positions at separate organizations shall follow the MNPI control rules of the organization that has received such MNPI. In the case where they transfer MNPI to a third party as the Staff of an organization other than the organization that has received such MNPI, it shall also be controlled in accordance with the rules of such other organization.
9.Trading Securities When in Possession of MNPI
i.The Staff who come to know MUFG Companies or Customers MNPI are prohibited from engaging in acts that will be deemed to be substantially a trade in the relevant securities in any account over which they have discretion, unless otherwise permitted by laws and regulations.

ii. The same shall apply to the former Staff that came to know MNPI during their service at MUFG and have retired or otherwise departed from MUFG, and one year has not passed from such retirement or departure.

iii.The Staff holding concurrent positions at separate organizations must observe the securities trading rules of all organizations that they belong to.
10.Trading Securities of MUFG Companies When Not in Possession of MUFG Companies MNPI
In principle, the Staff are prohibited from trading in securities of MUFG Companies even without possession of MUFG Companies MNPI unless otherwise permitted by laws and regulations. However, such Staff may apply for approval of trading in securities in accordance with the separately established provisions of the detailed rules if there are unavoidable circumstances.
11.Trading Securities of Customers When Not in Possession of Customers MNPI
i.In principle, the Staff are not prohibited from trading in securities of Customers when not in possession of Customers MNPI. However, the Staff shall not engage in the trading of securities where such trading is deemed likely to lead to Insider Trading or is likely to be suspected of Insider Trading by external parties.

ii.Notwithstanding the provision of the preceding paragraph, the staff and officers belonging to or in charge of Divisions designated by the officer in charge of the Global Compliance Division as a Division with frequent access to MNPI (including those who belonged to or were in charge of such Division in the preceding twelve months) are prohibited from engaging in acts that will be deemed to be substantially a trade in securities of any issuer in any account over which they have discretion. However, such Staff may apply for approval of trading in securities in accordance with the separately established provisions of the detailed rules if there are unavoidable circumstances.

12.Matters Not Provided in This Rule
For matters not provided in this Rule, the Staff shall observe the provisions of the Financial Instruments and Exchange Act and relevant Cabinet and Ministerial Orders, overseas local regulations and procedures, and other internal rules of MUFG.

End
Date of Establishment
October 1, 2005
Dates of Amendments
September 30, 2007
April 1, 2008
October 1, 2009
December 24, 2010
June 25, 2015
September 13, 2017